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                                                                    EXHIBIT 11.1




                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

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
                                                                                               YEAR ENDED DECEMBER 31
                                                                                  -----------------------------------------------
                                                                                      1995              1996              1997
                                                                                  ------------      ------------     ------------
NET EARNINGS (LOSS) FROM CONTINUING OPERATIONS

Net earnings from continuing operations .....................................     $        169      $      5,906     $      6,288

Dividends on preferred stock applicable to continuing operations (1) ........             (643)               --               --
                                                                                  ------------      ------------     ------------
Net earnings (loss) from continuing operations applicable to common stock ...     $       (474)     $      5,906     $      6,288
                                                                                  ============      ============     ============
Basic earnings (loss) from continuing operations per common share ...........     $      (0.02)     $       0.29     $       0.29
                                                                                  ============      ============     ============
Diluted earnings (loss) from continuing operations per common share .........     $      (0.02)     $       0.29     $       0.28
                                                                                  ============      ============     ============


NET EARNINGS

Net earnings ................................................................     $      1,780      $      5,906     $      6,288

Dividends on preferred stock ................................................             (944)               --               --
                                                                                  ------------      ------------     ------------
Net earnings applicable to common stock .....................................     $        836      $      5,906     $      6,288
                                                                                  ============      ============     ============
Basic earnings per common share .............................................     $       0.05      $       0.29     $       0.29
                                                                                  ============      ============     ============
Diluted earnings per common share ...........................................     $       0.05      $       0.29     $       0.28
                                                                                  ============      ============     ============

Basic weighted average common shares outstanding ............................       17,931,933        20,178,917       21,692,804
                                                                                  ============      ============     ============
Diluted weighted average common shares outstanding ..........................       17,931,933        20,341,568       22,333,903
                                                                                  ============      ============     ============
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